EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF GRIDIRON BIONUTRIENTS, INC.

In connection with the accompanying Quarterly Report on Form 10-Q of Gridiron BioNutrients, Inc. for the quarter ended November 30, 2021, the undersigned, Jeffrey Kraws, CEO of Gridiron BioNutrients, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

Date: February 1, 2022	By:	/s/ Jeffrey J. Kraws
Jeffrey J. Kraws
CEO and director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.